                                IFR SYSTEMS, INC.
        EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                             THREE MONTHS ENDED         SIX MONTHS ENDED
                                                DECEMBER 31,               DECEMBER 31,
                                              1997        1996          1997         1996
                                            --------    -------       --------     --------
                                               (000'S OMITTED, EXCEPT PER SHARE DATA)

BASIC:
Average shares outstanding                    8,228        8,037         8,198         8,113

Net Income                                 $  2,291     $  1,616      $  4,166      $  2,826
                                           ========     ========      ========      ========
Per Share Amount                           $   0.28     $   0.20      $   0.51      $   0.35
                                           ========     ========      ========      ========


DILUTED:
Average shares outstanding                    8,228        8,037         8,198         8,113
Net effect of dilutive stock
    options-based on the treasury
    stock method using the average
    market price                                483          317           434           291
Assumed conversion of 10%
    convertible notes                             -            6             -             6
                                           --------     --------      --------      --------
Totals                                        8,711        8,360         8,632         8,410
                                           ========     ========      ========      ========

Net Income                                 $  2,291     $  1,616      $  4,166      $  2,826
Add 10% convertible note interest,
    net of federal income tax effect              -            1             -             2
                                           --------     --------      --------      --------
Totals                                     $  2,291     $  1,617      $  4,166      $  2,828
                                           ========     ========      ========      ========
Per Share Amount                           $   0.26     $   0.19      $   0.48      $   0.34
                                           ========     ========      ========      ========
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Note -  All references to number of shares, share prices and per share amounts have been restated to reflect the stock split.